Exhibit 23.1

CONSENTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 26, 2019, relating to the consolidated statements and financial statement schedules of Eversource Energy and subsidiaries, and the effectiveness of Eversource Energy and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of Eversource Energy for the year ended December 31, 2018, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

We also consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 26, 2019, relating to the financial statements and the financial statement schedule of The Connecticut Light and Power Company appearing in the Annual Report on Form 10-K of The Connecticut Light and Power Company for the year ended December 31, 2018, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

We also consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 26, 2019, relating to the consolidated financial statements and the consolidated financial statement schedule of NSTAR Electric Company and subsidiary appearing in the Annual Report on Form 10-K of NSTAR Electric Company for the year ended December 31, 2018, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

We also consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 26, 2019, relating to the consolidated financial statements and the consolidated financial statement schedule of Public Service Company of New Hampshire and subsidiaries appearing in the Annual Report on Form 10-K of Public Service Company of New Hampshire for the year ended December 31, 2018, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Hartford, Connecticut

April 30, 2019